UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

PALOMAR HOLDINGS, INC.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 26, 2022, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

●	To elect as Class III directors the two nominees named in this proxy statement to serve until the 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified.
●	To approve our Amended and Restated Certificate of Incorporation, as amended and restated, to declassify our Board of Directors to provide for the annual election of directors, to remove the supermajority requirement for certain amendments to our certificate of incorporation, and certain other matters.
●	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
●	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of April 1, 2022 may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, reduce the environmental impact of printing and distributing our proxy materials and lower our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or, if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation of your interest in Palomar.

Sincerely,

Mac Armstrong

Chairman of the Board and Chief Executive Officer

La Jolla, California

April 14, 2022

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 26, 2022 at 9:00 a.m. Pacific Time

Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Items of Business

•     To elect as Class III directors the two nominees named in this proxy statement to serve until the 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified.

•     To approve our Amended and Restated Certificate of Incorporation, as amended and restated, to declassify our Board of Directors to provide for the annual election of directors, to remove the supermajority requirement for certain amendments to our certificate of incorporation and certain other matters.

•     To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•     To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	April 1, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2021 and our proxy solicitation materials by visiting www.investorvote.com/PLMR.

Proxy Voting

YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by signing, dating, and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

By order of the Board of Directors,

Mac Armstrong
Chairman of the Board and Chief Executive Officer La Jolla, California April 14, 2022

This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 14, 2022.

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

Although we currently intend to hold our Annual Meeting in person, we are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) pandemic and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor any public announcements and our investor relations website at https://ir.palomarspecialty.com// for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

APPENDICES

Appendix A	Amended and Restated Certificate of Incorporation	A-1

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

PROXY STATEMENT

For 2022 Annual Meeting of Stockholders
To Be Held at 9:00 a.m. Pacific Time on May 26, 2022

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (or the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2022 Annual Meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 26, 2022 at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated our Chairman and Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 14, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2021 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 26, 2022. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2021 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

●	the election of two Class III directors to hold office until the 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified;
●	a proposal to approve our Amended and Restated Certificate of Incorporation, as amended and restated, to declassify our Board to provide for the annual election of directors, to remove the supermajority requirement for certain amendments to our certificate of incorporation, and certain other matters;
●	a proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote”);
●	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
●	any other business that may properly come before the Annual Meeting.

At the time this proxy statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

●	FOR the election of the directors nominated by our Board and named in this proxy statement as Class III directors to serve for three-year terms;
●	FOR the approval of our Amended and Restated Certificate of Incorporation, as amended and restated, to declassify our Board to provide for the annual election of directors, to remove the supermajority requirement for certain amendments to our certificate of incorporation, and certain other matters;
●	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement; and
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 1, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 25,230,571 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 by telephoning (800) 736-3001 or (781) 575-3100, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) pandemic and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our public announcements and our investor relations website at https://ir.plmr.com/ for updated information. If you are planning to attend our Annual Meeting, please check any of our public announcements and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

●	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.
●	If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.
●	You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting. However, while we intend to hold the Annual Meeting in person at this time, we are actively monitoring the COVID-19 pandemic. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication and you will be unable to cast your vote in-person. Please monitor any public announcements and our investor relations website at https://ir.palomarspecialty.com/ for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Pacific Time on May 25, 2022.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or telephone;
●	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;

●	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
●	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our corporate secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The person named in the proxy has been designated as proxy holder by our Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	FOR the election of the directors nominated by our Board and named in this proxy statement as Class III directors to serve for three-year terms (Proposal No. 1);
●	FOR the approval of our Amended and Restated Certificate of Incorporation, as amended and restated, to declassify our Board to provide for the annual election of directors, to remove the supermajority requirement for certain amendments to our certificate of incorporation, and certain other matters (Proposal No. 2);
●	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote“) (Proposal No. 3);
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 4); and
●	in the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors),

Proposal No. 2 (Amended and Restated Certificate of Incorporation), and Proposal No. 3 (Say-on-Pay-Vote) are non-routine matters, while Proposal No. 4 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1, 2 or 3, which would result in “broker non-votes,” but may, in its discretion, vote your shares with respect to Proposal No. 4. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 25,230,571 shares of common stock outstanding, which means that 12,615,286 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No
Amended and Restated Certificate of Incorporation	The affirmative vote of the holders of at least 66 2/3% of the outstanding common stock	No
Advisory Vote on Executive Compensation (“Say-on-Pay”)	Majority of the shares present in person or represented by proxy and entitled to vote thereon	No
Ratification of appointment of Ernst & Young LLP	Majority of the shares present in person or represented by proxy and entitled to vote thereon	Yes

Proposal No. 1: Election of two nominees for Class III directors named in this proxy statement to hold office until our 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

Proposal No. 2: Approval of the Amendment and Restatement of our Certificate of Incorporation as described in this proxy statement.

The amendment and restatement of our Certificate of Incorporation requires the affirmative vote of the holders of at least 66 2/3% of our outstanding common stock. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will be treated as votes against this proposal.

Proposal No. 3: Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement.

The proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as set forth in this proxy statement requires the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal No. 4: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 4, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Chris Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc. Attention: Corporate Secretary 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037 (619) 567-5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K with the SEC to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 17, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals should be addressed to:	Palomar Holdings, Inc. Attention: Secretary 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our Board, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than January 26, 2023; and
●	not later than February 25, 2023.

In the event that we hold our 2023 Annual Meeting of stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

●	the 90th day prior to such Annual Meeting; or
●	the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, six of which are “independent” under Nasdaq listing standards.

The Board is nominating two nominees for election as Class III directors. Our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our Board of Directors has nominated Mac Armstrong and Martha Notaras for election at the Annual Meeting, each to serve as Class III directors until the 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified.

Our commitment to diversity extends to our Board of Directors, where more than 70% of our directors are either women or members of an underrepresented ethnic minority group. During 2021 we added a new Independent Director, Daina Middleton, who brings deep expertise in digital marketing earned through executive roles at several leading companies.

The following charts set forth the ages, ethnic diversity, gender diversity, skills, and independence status of our Board as of April 1, 2022.

The table below details certain information for each of the nominees, the non-continuing directors whose terms expire at the Annual Meeting and the directors whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Mac Armstrong(4)	III	47	Chief Executive Officer, Director and Chairman(N)	2014	2022	2025
Martha Notaras(3)(4)	III	61	Director(I)	2020	2022	2025

Continuing Directors
Daryl Bradley(2)(3)(4)(5)	I	66	Director(I)	2020	2023	-
Robert E. Dowdell(1)(2)(5)	I	76	Director(I)	2019	2023	-
Catriona M. Fallon(1)(2)	II	51	Director(I)	2019	2024	-
Daina Middleton(2)(3)(4)	II	56	Director(I)	2021	2024	-
Richard H. Taketa(1)(3)	II	50	Director(I)	2019	2024	-

I = Independent

N = Not independent

(1)	Member of our Nominating and Corporate Governance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Environmental, Social and Corporate Governance Committee.
(5)	Member of Enterprise Risk Management Sub-Committee.

Classified Board Structure

We currently have a classified Board. As discussed in greater detail in Proposal No. 2, at the Annual Meeting we are asking our stockholders to approve amending and restating our Certificate of Incorporation to declassify the Board beginning with the 2027 Annual Meeting of Stockholders. This change would provide for the annual election of all directors phased-in over a three-year period. If Proposal No. 2 is approved by the requisite vote of our stockholders, it would have the following effects in the process of declassifying our Board:

●	the nominees elected at the 2027 Annual Meeting (and at each subsequent Annual Meeting) will be elected for one-year terms;
●	beginning with the 2028 Annual Meeting of Stockholders, a majority of the directors will be elected annually; and
●	following the 2029 Annual Meeting of Stockholders, the entire Board will be elected annually.

Corporate Governance Highlights

We regularly review our Board and corporate governance practices to ensure accountability and enhance boardroom effectiveness.

Nominees for Director

Class III Directors for a term expiring at our 2025 Annual Meeting of stockholders

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School.

We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Martha Notaras

Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is General Partner at Brewer Lane Ventures, investing in early stage insurtech and fintech companies. Ms. Notaras serves on the Boards of Cowbell Cyber, an artificial intelligence-driven cyber managing general agent; Lynk, which uses artificial intelligence to deliver its knowledge as a service platform; Cape Analytics, which delivers highly accurate property data derived from imagery via machine learning; January, a tech-enabled debt collection company; and proptech special purpose acquisition company Jaguar Global Growth Corporation I (NASDAQ: JGGCU). Prior to joining Brewer Lane Ventures, Ms. Notaras was Partner at XL Innovate, investing in early stage insurtechs, including Lemonade, which had a successful initial public offering in 2020. Previously, Ms. Notaras ran corporate development for the business analytics division of the Daily Mail, where she acquired 20 companies, including insurtech pioneer Risk Management Solutions. Ms. Notaras has served as Board Director for many early and growth stage companies focusing on fintech, insurtech, proptech, edtech and digital media. Ms. Notaras’s prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. Cum Laude from Princeton University and her MBA from Harvard Business School, where she was a Baker Scholar, awarded for graduating in the top five percent of the class.

We believe Ms. Notaras is qualified to serve on our Board due to her extensive experience working with emerging private and public companies.

Continuing Directors

Class I Directors with a term expiring at our 2023 Annual Meeting of stockholders

Daryl Bradley

Mr. Bradley has served as a member of our Board of Directors since May 2020 and on the Board of Directors of our insurance subsidiaries since June 2020. From 1995 to 2018, Mr. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently serving as Executive Vice President and Head of International Insurance from February 2015 to January 2018 and, prior to that, as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of all of Everest’s statutory primary insurance companies from August 2007 to February 2015. Prior to joining Everest, Mr. Bradley served several roles at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. Bradley earned his B.A. in Political Science from the University of Chicago.

We believe Mr. Bradley is qualified to serve on our Board because his management experience in the insurance and reinsurance industry brings valuable industry knowledge and practical experience to our Board.

Robert E. Dowdell

Mr. Dowdell has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Dowdell founded Career Education Corporation and served as its Chief Executive Officer and President from September 2006 to March 2007, as a Board Member from 1994 until 2008, and its Chairman of the Board from 2004 until March 2008. Previously, Mr. Dowdell served as Chief Executive Officer of Marshall & Swift/Boeckh, LLC, President of National Education Centers, Corporate Controller of National Education Corp and Chamberlain Manufacturing Corp, and as an Audit Manager at PricewaterhouseCoopers LLP. Mr. Dowdell is a Certified Public Accountant in California and Illinois. Mr. Dowdell currently serves on the Boards of a number of private companies. Mr. Dowdell earned his B.B.A. and M.B.A. from the University of Notre Dame.

We believe Mr. Dowdell is qualified to serve on our Board due to his more than 30 years of leadership and management experience in various insurance servicing firms and other institutions, as well as previous Corporate Controller and Audit Committee responsibilities for both public and private firms.

Class II Directors with a term expiring at our 2024 Annual Meeting of stockholders

Catriona M. Fallon

Ms. Fallon has served as a member of our Board of Directors since May 2019. She also serves on the Board of Directors for General Fusion, a Canadian company which is pursuing the fastest and most practical path to commercial fusion energy, and Arlo Technologies, Inc., a smart home technology company based in Carlsbad, CA (NASDAQ: ARLO). Ms. Fallon is the Chief Financial Officer for Aktana, a San Francisco based software development company. Previously, Ms. Fallon served as the Chief Financial and Administrative Officer of Hitachi Vantara, a digital solutions, services, and infrastructure company. Ms. Fallon previously served as General Manager and Senior Vice President of the Networks Segment of Itron, Inc., a utilities technology company and had been the Executive Vice President and Chief Financial Officer of Silver Spring Networks until Itron’s acquisition of the Company in 2018. Previously, Ms. Fallon served as Executive Vice President and Chief Financial Officer at Marin Software Incorporated, a software-as-a-service enterprise marketing solutions company. Prior to joining Marin Software, Ms. Fallon was the Vice President of Finance and Chief of Staff to the Chief Financial Officer at Cognizant Technology Solutions, a business and technology services company. Ms. Fallon’s experience also includes nearly five years at Hewlett-Packard

Company, where she held several leadership positions including Vice President of Strategy and Financial Planning, Director of Investor Relations, and Director of Strategy and Corporate Development. She has also served as an equity analyst at Citigroup Investment Research and has held roles with Piper Jaffray & Company, McKinsey & Company, and Oracle Corporation. Ms. Fallon previously served on the Board of Directors of Cray Inc. (NASDAQ: CRAY), until its acquisition by Hewlett Packard Enterprise. Ms. Fallon received a B.A. in Economics from UCLA and an M.B.A. from Harvard Business School.

We believe that Ms. Fallon’s experiences as a senior finance executive, including as the Chief Financial Officer of other publicly traded technology companies, qualifies her to serve on our Board of Directors.

Daina Middleton

Ms. Middleton has served as a member of our Board of Directors since July 2021. Ms. Middleton is the former Chief Executive Officer of Britelite Immersive, an experiential creative technology company that builds immersive and interactive client experiences, which sold to a strategic in November 2021. Previously, she served as the CEO of Ansira, an independent marketing technology and services company focused on customer relationship development, and prior to that held top-level management positions with Twitter, Performics, which is a global performance marketing solutions firm, and Hewlett-Packard where her tenure there included managing revenue marketing where she led the global sales marketing team that drove a 40% growth in revenue. During her nearly 30-year career, Ms. Middleton has also consulted broadly across industries to assist companies to manage global teams, optimize digital marketing and nurture company culture. She currently serves on the boards of Marin Software and BIGtoken, both public companies, and is an advisor for several early-stage startup companies. Ms. Middleton received a BA degree in Technical Journalism from Oregon State University where she serves as a member of OSU’s School of Arts & Communication Advisory Council.

We believe Ms. Middleton is qualified to serve on our Board due to her deep expertise in digital marketing earned through executive roles at several leading companies.

Richard H. Taketa

Mr. Taketa has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Previously, Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc., from January 2014 through September 2018, previously holding the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, Mr. Taketa served as the Chief Executive

Officer of Southern California Risk Management Associates and an associate at DLA Piper LLP. In addition, Mr. Taketa serves on the Board of Directors of Veritone, Inc. (NASDAQ: VERI), and several private companies. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School.

We believe Mr. Taketa is qualified to serve on our Board due to his executive and insurance industry experience, as well as his experience as a director of numerous private companies.

Director Independence

Our Board has undertaken a review of the independence of each current director in accordance with the Nasdaq Marketplace rules, and determined that each of Mss. Fallon, Middleton, and Notaras and Messrs. Bradley, Dowdell, and Taketa, representing six of our seven continuing Directors, is “Independent” as that term is defined under the rules of Nasdaq. In addition, Mss. Fallon, Middleton, and Notaras and Messrs. Bradley, Dowdell, and Taketa are Non-Employee Directors, as defined in Rule 16b-3 of the Exchange Act.

Our Board also determined that Ms. Fallon (Chairperson), Mr. Bradley, Mr. Dowdell and Ms. Middleton, who currently comprise our Audit Committee, satisfy the listing standards of Nasdaq and the SEC for service on our Audit Committee. Our Board also determined that Mr. Taketa (Chairperson), Mr. Bradley, Ms. Middleton, and Ms. Notaras, who currently serve on our Compensation Committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. The Board has also determined that Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa, who currently serve on our Nominating and Corporate Governance Committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Mss. Fallon, Middleton, and Notaras and Messrs. Bradley, Dowdell, and Taketa, the Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Board Leadership Structure

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors currently believes that our existing leadership structure, under which Mac Armstrong serves as our Chief Executive Officer and as our Chairman of the Board and Richard Taketa serves as our Lead Independent Director, is effective.

Board Meetings and Committees

During 2021, our Board held eight meetings (including regularly scheduled and special meetings), and each Director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a Director and (ii) the total number of meetings held by all Committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for Independent Directors without management. Although we do not have a formal policy regarding attendance by members of our Board at Annual Meetings of stockholders, we encourage, but do not require, our directors to attend.

Our Board currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Environmental, Social and Corporate Governance Committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Daina Middleton. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. Our Board of Directors has determined that Catriona M. Fallon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discuss with management, the internal audit group, and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC. Review with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002;

●	reviews and discusses with management the Company’s major financial risk exposures and management’s risk assessment and risk management policies managed by the Enterprise Risk Management (“ERM”) Sub-Committee[1];
●	reviews related party transactions;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
●	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
●	reviews our critical accounting policies and estimates;
●	is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns; and
●	reviews the Audit Committee charter and the committee’s performance at least annually.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Copies of the charter of our Audit Committee and ERM Sub-Committee are available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. During 2021, our Audit Committee held nine meetings.

Compensation Committee

Our Compensation Committee consists of Mr. Taketa (Chairperson), Mr. Bradley, Ms. Middleton and Ms. Notaras. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

●	reviews and recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
●	evaluates the performance of these officers in light of those goals and objectives and recommends to our Board of Directors the compensation of these officers based on such evaluations;
●	recommends to our Board of Directors the issuance of stock options and other awards under our stock plans; and
●	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

1 ERM Sub-Committee extablished on October 27, 2021.

Our Compensation Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. The Compensation Committee held six meetings during 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the last fiscal year (which includes Mr. Taketa (Chairperson), Mr. Bradley, Ms. Middleton and Ms. Notaras) is or has at any time been an officer or employee of ours. None of our Executive Officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

●	to identify candidates qualified to become directors, consistent with criteria approved by our Board of Directors;
●	to recommend to our Board of Directors nominees for election as directors at the next Annual Meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board of Directors;
●	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board;
●	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
●	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles; and
●	to oversee the evaluation of our Board of Directors and senior management.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. The Nominating and Corporate Governance Committee held five meetings during 2021.

Environmental, Social and Corporate Governance Committee

In October 2020, our Board established an Environmental, Social and Corporate Governance (“ESG”) Committee that consists of Ms. Notaras (Chairperson), Mr. Armstrong, Mr. Bradley and Ms. Middleton. The principal duties and responsibilities of the ESG Committee are as follows:

●	to assist in setting the Company’s general strategy with respect to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company (collectively, “ESG matters”), and to consider and recommend policies, practices, and disclosures that conform with the strategy;

●	to oversee the Company’s reporting and disclosure with respect to ESG matters;
●	to assist in overseeing internal and external communications regarding the Company’s position or approach to ESG matters;
●	to consider current and emerging ESG matters that may affect the business, operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
●	to make periodic visits, as individual members or as a committee, to operational locations in order to become familiar with the nature of the operations and review relevant objectives, procedures and performance with respect to ESG matters;
●	to put systems in place, as deemed necessary and appropriate, to monitor ESG matters;
●	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to ESG matters;
●	to assist with additional internal departments, and outside consultants as applicable, to drive timely and relevant disclosures of ESG matters;
●	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
●	to perform such other duties, tasks, and responsibilities relevant to the purpose of the ESG Committee as may from time to time be requested.

Our ESG Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. There were four meetings held by the ESG Committee during 2021.

Commitment to ESG

Sustainability & Citizenship Report

In February 2022, we published our second annual Sustainability & Citizenship Report. This report reinforces our commitment to maintain a compassionate workplace by exceeding traditional ESG standards and outlines meaningful steps the Company has taken to address a range of issues, including climate change, diversity, equity and inclusion, and economic and social justice matters. A copy of our 2022 Sustainability & Corporate Citizenship Report can be found on our ESG portal at http://www.plmr.com/esg under the “Palomar ESG Resources” section.

A few highlights from the report are as follows:

●	Palomar became a sponsor of Team Rubicon, an NGO that trains and deploys professional staff and volunteers to assist communities in the immediate aftermath of human and environmental crises, such as natural disasters;
●	Launched Palomar Protects – an innovative program devoting a percentage of the Company’s premiums from catastrophe policies to Team Rubicon’s recovery operations;
●	Made further progress in workforce and board diversity (thirty-nine percent of the Company’s team members now represent an ethnic minority group and more than 70% of our Board of Directors are either women or members of an underrepresented ethnic minority group);
●	Continuation of the existing depository relationship and partnership with Broadway Federal Bank to create generational wealth for historically underserved populations;
●	Signed the Principles for Responsible Investment, a series of commitments originally drafted by the United Nations that requires a pledge to consider ESG concerns in all investment decisions.
●	Commitment that no less than 1% of the company’s investment portfolio be comprised of ‘green’ investments.

Human Capital Management

Overview

We believe our greatest asset is our talent. As of December 31, 2021, we employed 151 team members. During 2021, our workforce increased by approximately 23% compared to the prior year, and our turnover rate was approximately 20%.

Our business relies on our ability to attract and retain talented team members. To attract and retain talent, we strive to create a diverse, inclusive, and supportive workplace, with opportunities for our team members to develop in their careers. This is supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between our team members and their communities.

Diversity and Inclusion

We are committed to increasing diversity within our Company. We believe that diversity yields greater creativity and productivity, helps us serve our customers and partners more effectively, and ultimately returns greater value to our shareholders and to the communities in which we do business. which can be found on page 6 of our annual Sustainability & Citizenship report. In 2021, 39% of our team members identify as a member of an ethnic minority group, compared to 37% in 2020.

Compensation, Health and Well Being

We offer fair, competitive compensation and benefits to support our team members overall well-being. Our compensation programs include base pay, annual incentive compensation and, in many cases, long-term equity-based compensation. In 2021, 70% of our workforce received equity awards. We offer team members a comprehensive and leading benefits program that includes a holistic approach to health and wellness. We regularly benchmark programs to ensure our team has access to industry-leading benefits to address all aspects of well-being — physical and mental health, family care, financial support, and community engagement.

In response to the COVID-19 pandemic, many of our team members have been working from home since March 2020. We recently began allowing all employees to return to our offices on a voluntary basis, with established protocols to ensure operational reliability and employee safety. We provide team members a reimbursement to help manage incremental costs associated with remote work. We also regularly check-in with team members to assess their mental health. Team members receive 24/7 access to behavioral health tools and resources and a company paid subscription to Headspace, a meditation and wellness application.

Talent Development

We provide numerous training opportunities for our team members, with a focus on personal and professional development. We utilize “Coaching for Performance” methodologies to manage performance, provide feedback and develop talent. Our talent development programs provide team members resources to achieve career goals and build leadership skills. We encourage all team members to take advantage of company supported learning opportunities that help broaden industry and functional knowledge to help them excel in their current roles as well as advance their overall career objectives. In 2021, our team members completed approximately 1,100 hours of training. We believe in the dynamic allocation of talent, and therefore we encourage interested team members to explore functions outside their current role. To support this belief, we provide a $3,000 tuition and/or certification reimbursement for ongoing development. Lastly, we have a methodical approach to talent development, offering organizational advancement and mentoring services to all team members regardless of position or title. In 2021, 30% of our workforce was promoted or moved into new positions. During the fourth quarter of 2021, our team members completed an engagement survey, and we received a 90% response rate. We received favorable feedback regarding leadership support. We are using the responses and learnings from this survey to inform our future talent management strategies.

Addressing Climate Change

We recognize that climate change is perhaps the most complex risk facing society today. As a specialty insurance company writing earthquake, wind, hail, hurricane and flood coverage, climate change directly impacts our business and insureds. In our corporate reporting on climate change, we apply and adopt the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”). The TCFD’s four-pillar framework provides needed guidance on how climate-committed companies such as how can disclose and address risks and opportunities in the changing climate.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

●	The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.
●	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:
●	any specific minimum qualifications that it believes must be met by a nominee for a position on the Board;
●	any specific qualities or skills that it believes are necessary for one or more of the Board members to possess and

●	the desired qualifications, expertise, experience, and characteristics of Board members, with the goal of developing an experienced and highly qualified Board.

For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board of Directors members that represents a diversity of background and experience.

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to:

a)	communications to non-management directors from officers or directors of the Company who are stockholders,
b)	stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or

c)	communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct and Ethics, and any waivers of our Code of Conduct and Ethics for directors and executive officers, on the same website within four business days of such amendment or waiver.

Board Oversight of Risk

Although management is responsible for the day-to-day management of the risks our company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, our four Committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board of Director’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. The Environmental, Social and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public matters relevant to the Company. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee will report on the discussion to the full Board of Directors.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal 2021, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, other than a Form 4 filed late for Ms. Michelle Johnson. This form 4 was filed on November 12, 2021. It was related to the vesting of restricted stock on September 8, 2021 and was filed late due to an administrative error.

Director Compensation

In October 2020, we adopted a formal non-employee director compensation program that became effective January 1, 2021. The purpose of this compensation program is to attract and retain independent, qualified candidates to serve on the Board by providing competitive compensation and aligning the interest of our non-employee directors with those of our stockholders through long-term equity incentives. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee reviews director compensation annually, assisted periodically by its independent compensation consultant (most recently by PricewaterhouseCoopers LLP (“PwC”) in July 2020).

In setting director compensation, we consider various factors including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Compensation Committee utilized a balance of cash and equity. Directors who also serve as employees of the Company do not receive additional compensation for service as directors. Elements of 2021 Director Compensation were as follows:

●	Annual board member service retainer payable in quarterly cash installments
●	Annual committee chair cash retainer (in lieu of Annual committee member service retainer) payable in quarterly cash installments
●	Annual committee member service retainer payable in quarterly cash installments
●	Annual equity retainer payable in Restricted Stock Units (“RSUs”) in connection with our Annual Meeting with a 1-year cliff vesting schedule
●	New director equity incentives payable in RSUs with a 1-year cliff vesting schedule
●	Annual professional development program reimbursement up to a specified amount
●	Reimbursement of reasonable out of pocket expenses incurred by the director in connection with attending board and committee meetings

The following table sets forth information regarding compensation earned by our Non-Employee Directors for service on our Board of Directors and the board of directors of our subsidiaries during the year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as a director. Thus, Mr. Armstrong’s compensation as a Named Executive Officer is discussed in the section “Executive Compensation-Compensation Discussion & Analysis.”

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Daryl Bradley	90,000	59,959	-	-	149,959
Robert Dowdell	87,500	59,959	-	-	147,459
Catriona Fallon	97,500	59,959	-	-	157,459
Daina Middleton(5)	39,864	125,699	-	-	165,563
Martha Notaras	90,625	59,959	-	-	150,584
Richard Taketa	107,500	59,959	-	-	167,459

(1)	Amounts in this column reflect compensation earned in 2021 for service as a member of our Board and as a member of the board of directors of our subsidiaries.
(2)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (RSUs), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(3)	In accordance with SEC rules, in the case of time-based equity awards, amounts in this column reflect the aggregate grant date fair value of option awards, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(4)	As of December 31, 2021, our non-employee directors held outstanding stock options and RSUs as follows:
a.	Mr. Bradley (833 RSUs)
b.	Mr. Dowdell (833 RSUs)
c.	Ms. Fallon (833 RSUs)
d.	Ms. Middleton (1,664 RSUs)
e.	Ms. Notaras (833 RSUs)
f.	Mr. Taketa (833 RSUs)
(5)	Ms. Middleton joined our board in July 2021.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which six directors are “Independent” as defined under Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

At the Annual Meeting, two Class III directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Mac Armstrong and Martha Notaras to stand for re-election by our stockholders, in each case for a three-year term expiring at our 2025 Annual Meeting of stockholders or until his or her successor is duly elected and qualified.

As discussed in greater detail in Proposal No. 2 below and under “Classified Board Structure” above, at the Annual Meeting, we are asking our stockholders to approve amending and restating our Certificate of Incorporation to declassify the Board beginning with the 2027 Annual Meeting of Stockholders.

Nominees for Director

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Mac Armstrong and Martha Notaras as nominees for election as Class III directors at the Annual Meeting.

If elected, Mac Armstrong and Martha Notaras will serve as Class III directors until the 2025 Annual Meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Armstrong and Ms. Notaras. We expect that Mr. Armstrong and Ms. Notaras will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank, or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class III directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL NO. 2 AMENDMENT TO CERTIFICATE OF INCORPORATION

Article VII of our Certificate of Incorporation, as amended, provides that directors of our Company are divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The members of each class are elected to hold office until the third Annual Meeting of stockholders next following the director’s election and until the director’s successor is elected and qualified. Our classified board structure has been in place since our initial public offering in April 2019. There are currently two Class I directors whose terms of office will expire at the 2023 Annual Meeting of Stockholders, three Class II directors whose terms of office will expire at the 2024 Annual Meeting and two Class III directors whose terms of office will expire at the Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee and the Board review our corporate governance practices and policies annually, and they regularly receive input from our stockholders with respect to such practices and policies. We believe that our corporate governance practices and policies should reflect our philosophy of managing for the long term to the extent practicable - and that a classified board structure has helped promote continuity and stability that is aligned with this objective.

Although a number of our largest stockholders have indicated that they have no concerns with our classified board structure, we have received feedback from certain institutional investors and other constituents that view classified boards skeptically regardless of performance, value creation or strategy. The Nominating and Corporate Governance Committee and the Board recognize the preference of certain investors and other constituents for annual elections based upon their perception that this approach provides for greater board accountability and responsiveness to stockholders. While we believe that our classified board structure is well-aligned with our long-term perspective, after evaluating various considerations regarding our classified board structure, including the viewpoints of certain institutional investors and other constituents, the Board, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has unanimously declared advisable and has approved, subject to approval of this proposal by our stockholders, to amend and restate our Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to declassify the Board beginning with the 2027 Annual Meeting of Stockholders. This change would provide for the annual election of all directors phased-in over a three-year period. If this proposal is approved, directors elected at the 2027 Annual Meeting of Stockholders and at each subsequent Annual Meeting will be elected to one-year terms (until the first Annual Meeting of stockholders next following the director’s election and until the director’s successor is elected and qualified). As a result, if this proposal is approved, our Board would be fully declassified following our 2029 Annual Meeting of Stockholders.

The Amended and Restated Certificate of Incorporation would become effective upon its filing with the Secretary of State of the State of Delaware, which we would file following the Annual Meeting if our stockholders approve the Amended and Restated Certificate of Incorporation. If the Amended and Restated Certificate of Incorporation is approved by our stockholders, the Board retains discretion not to implement it under Delaware law. If the Board exercises this discretion, it will publicly disclose that fact and the reason for its determination. If the Amended and Restated Certificate of Incorporation is not approved by the requisite vote, then the Amended and Restated Certificate of Incorporation will not be filed with the Secretary of State of the State of Delaware.

The Amended and Restated Certificate of Incorporation would not change the present number of directors or the Board’s authority to fill any Board vacancies on account of newly created directorships resulting from any increase in the number of directors or resulting from a director’s death, resignation, retirement, removal or other cause. Any director elected by the Board to fill a vacant or new directorship in Class I, II or III would serve the remaining term of the class such director was elected to and until the director’s successor is elected and qualified. After the full declassification of the Board, any director elected by the Board to fill a vacant or new directorship would serve until the first Annual Meeting of stockholders next following the director’s election and until the director’s successor is elected and qualified.

In addition, the Amended and Restated Certificate of Incorporation removes the supermajority requirement for certain amendments to our certificate of incorporation beginning with the 2027 Annual Meeting of Stockholders. Further, the Amended and Restated Certificate of Incorporation updates our exclusive forum provision to clarify that such provision shall not apply to suits brought to enforce a duty or liability created under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Finally, the Amended and Restated Certificate of Incorporation removes legacy provisions relating to our former controlling stockholder, Genstar Capital Partners.

The Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A, with deleted text shown in strikethrough and added text shown as double underline.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding common stock as of the Record Date is required to approve this proposal pursuant to our current Certificate of Incorporation and Delaware law.

THE FULL TEXT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A AND THE FOREGOING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND MAKE CERTAIN OTHER CHANGES AS SET FORTH IN ANNEX A TO THIS PROXY STATEMENT.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION (“SAY-ON-PAY-VOTE”)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Office and our next four highest paid executives) as described in detail in the section of this Proxy Statement titled “Executive Compensation.” We urge stockholders to carefully read the “2021 Summary Compensation Table” and related compensation tables that follow it.

Our executive compensation program utilizes a pay for performance approach. Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. Approximately 96% of our CEO’s 2021 total direct compensation, and approximately 89% of the average 2021 total direct compensation of our other Named Executive Officers, was at-risk, consisting of annual bonus, stock options and RSUs. Additionally, the Compensation Committee engages with an independent global executive compensation consulting firm, PwC, to advise the Committee on matters related to executive compensation.

Our Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives. Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in “Executive Compensation- Compensation Discussion and Analysis”, the 2021 Summary Compensation Table and the related compensation tables notes in this Proxy Statement for our 2022 Annual Meeting of the Stockholders.

Vote Required

The approval of the Named Executive Officers compensation requires the affirmative vote of majority of the shares present in person or represented by proxy and entitled to vote thereon. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our Audit Committee believes that such a change would be in the best interests of Palomar and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$1,759,025	$2,031,000
Audit-Related Fees(2)	42,000	140,000
Tax Fees(3)	105,000	81,347
All Other Fees(4)	3,850	455
Total Fees	$1,909,875	$2,252,802

(1) “Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2) “Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit related fees for 2020 was comprised of professional services performed in 2020 related to a secondary stock offering which completed in June 2020.

(3) “Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning

(4) “All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2021, there were no other professional services provided by Ernst & Young LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

●	our accounting and financial reporting processes and the audit of our financial statements;
●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
●	the independent registered public accounting firm’s appointment, qualifications, and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit and reviews the independent registered public accounting firm’s fees.

The members of the Audit Committee are currently Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Daina Middleton. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Ms. Fallon is an “Audit Committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2021 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2022. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Catriona M. Fallon (Chair)

Daryl Bradley

Robert E. Dowdell

Daina Middleton

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2022. Each executive officer serves at the discretion of our Board and holds office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Mac Armstrong	47	Chairman of the Board and Chief Executive Officer
Chris Uchida	48	Chief Financial Officer
Jon Christianson	42	President
Jon Knutzen	50	Chief Risk Officer
Bill Bold	53	Chief Strategy Officer
Michelle Johnson	46	Chief Talent & Diversity Officer
Angela Grant	53	Chief Legal Officer and Corporate Secretary

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School. We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Chris Uchida

Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary from March 2019 to February 2021. Mr. Uchida previously served as our Senior Vice President, Operations since June 2015. Prior to joining our company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

Jon Christianson

Mr. Christianson has served as our President since April 2022 and previously served as our Chief Underwriting Officer since August 2020 and as our Chief Operating Officer since joining our company in February 2014 to September 2020. Prior to joining our company, Mr. Christianson served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Jon Knutzen

Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019. Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice. Prior to this position, Mr. Knutzen was an Executive Vice President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016. Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015. Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter, and John B Collins Associates. Mr. Knutzen earned a B.S. from South Dakota State University.

Bill Bold

Mr. Bold has served as our Chief Strategy Officer since joining Palomar in April 2020. Prior to joining our Company, Mr. Bold served as the Senior Vice President for Government Affairs at Qualcomm, where he managed global policy and regulatory affairs as well as public affairs and corporate social responsibility. He is a lecturer at the School of Global Policy and Strategy at the University of California, San Diego, where he teaches graduate courses on public affairs strategy, trade and globalization. Mr. Bold earned a B.A. in the Political Economies of Industrialized Societies from the University of California, Berkeley.

Michelle Johnson

Ms. Johnson has served as our Chief Talent & Diversity Officer since January 2021. Previously, she served as our Senior Vice President, People and Talent from December 2019 to January 2021. Prior to joining our Company, Ms. Johnson served as Senior Director, Global HR, Operations and Services for Panasonic Avionics from 2018 through 2019. Prior to joining Panasonic, Ms. Johnson served at AMN Healthcare as Assistant Vice President, Sales Operations from 2016 until 2018 and as Senior Director, HR from 2008 to 2016. Prior to AMN, Ms. Johnson ran her own consulting firm MJ TalentResources. Ms. Johnson earned a B.A. in Liberal Studies from Cal State University Long Beach.

Angela Grant

Ms. Grant has served as our Chief Legal Officer since November 2020 and our Corporate Secretary since February 2021. Prior to joining our Company, Ms. Grant served as Chief Legal and Innovation Officer at CSE

Insurance Group (“CSE”) from January 2019 to November 2020. Prior to joining CSE, Ms. Grant was Head of Compliance & Legal at Hippo Insurance from April 2017 to January 2019. In addition to her legal and compliance background, past leadership roles at Esurance, Kemper, and GEICO burnished her credentials in building compliant business models, mergers and acquisitions, corporate governance, and strategy. Ms. Grant earned a J.D. from Texas A&M University School of Law and a B.B.A. in Business Administration from University of North Texas.

EXECUTIVE COMPENSATION

Meaningful Compensation Changes Validated by Stockholder Feedback

In February 2022, we engaged in an extensive shareholder outreach initiative, targeting our top 25 stockholders to solicit a meeting with Rick Taketa, our Lead Independent Director and Chairperson of the Compensation Committee, and members of our executive team. The outreach was designed to hear our stockholders’ perspective and feedback on Say-on-Pay, corporate governance and Board composition that support our long-term strategy and execution. We engaged 7 of our top 25 investors, representing over 20% of shares outstanding via insightful and collaborative dialogue.

MEANINGFUL COMPENSATION CHANGES VALIDATED BY STOCKHOLDER FEEDBACK

The Compensation Committee carefully considered compensation governance best practices, our 78% Say-on-Pay vote in 2021, and validation feedback from our stockholders, in implementing the following changes to our executive compensation program 2021:

WHAT WE DID

- ✓ Engaged PWC as our third-party compensation consultant to support benchmarking and design of our executive compensation plan.

- ✓ Created Executive Stock Ownership Guidelines for our CEO and President with salary multiples of 4x for CEO and 2x for President.

- ✓ Created an Annual Incentive Plan (“AIP”), a short-term cash incentive plan designed to attract and retain superior talent by tying a portion of their cash compensation to their contribution towards meeting and/or exceeding our overall company, business unit and management by objectives (“MBOs”) or discretionary metrics.

- ✓ Created a formal long-term incentive (“LTI”) compensation program for the Named Executive Officers (“NEOs”) and other key team members by developing:
    - ✓ Target LTI % of each executive’s base salary as follows: 20% Stock Options; 60% restricted share units (“RSUs”), and 20% performance share units (“PSUs”).
    - ✓ PSU payout levels are subject to a Minimum (50%), Target (100%), and Maximum (200%) payout structure for each performance metric with a linear pro rata payout between Minimum and Target and between Target and Maximum.

Compensation Discussion and Analysis

This discussion and analysis of the compensation arrangements of our Named Executive Officers (or “NEOs”) for 2021 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations and expectations regarding future performance and compensation programs. Compensation policies that we adopt in the future and actual results may differ materially from those described in this discussion.

This section discusses the material components of the executive compensation program for our executive officers who are named in the "Summary Compensation Table" below. In 2021, our NEOs and their positions were as follows:

●	Mac Armstrong, our Chairman and Chief Executive Officer;
●	Chris Uchida, our Chief Financial Officer;
●	Heath Fisher, our President[2];
●	Jon Christianson, our Chief Underwriting Officer since August 2020, and Chief Operating Officer from February 2014 through September 2020[2]; and
●	Jon Knutzen, our Chief Risk Officer.

While the principal purpose of this Compensation Discussion and Analysis is to review the compensation of our Named Executive Officers, many of the programs discussed apply to other members of senior management who, together with our Named Executive Officers, are collectively referred to herein as our “executive officers” or “executives.”

EXECUTIVE SUMMARY

Business Overview and Summary of 2021 Financial Results

We are a rapidly growing and innovative insurer focused on providing specialty insurance to residential and commercial customers. Our underwriting and analytical expertise allow us to concentrate on certain markets that we believe are underserved by other insurance companies, such as the markets for earthquake, hurricane, inland marine and flood insurance. We use proprietary data analytics and a modern technology platform to offer our customers flexible products with customized and granular pricing for both the admitted and excess and surplus lines (“E&S”) markets.

We provide admitted insurance products through our Oregon domiciled insurance company, Palomar Specialty Insurance Company (“PSIC”), and non-admitted insurance products through our Arizona domiciled surplus lines insurance company, Palomar Excess and Surplus Insurance Company (“PESIC”). We distribute our products through multiple channels, including retail agents, program administrators, wholesale brokers, and partnerships with other insurance companies. Our business strategy is supported by a comprehensive risk transfer program with reinsurance coverage that we believe reduces earnings volatility and provides appropriate levels of protection from catastrophic events. Our management team combines decades of insurance industry experience across specialty underwriting, reinsurance, program administration, distribution, and analytics.

2 On September 27, 2021, Mr. Fisher, notified the Company of his intent to resign from his position, effective April 1, 2022, to spend additional time with his family. Mr. Christianson assumed the position of President on April 1, 2022.

Founded in 2014, we have significantly grown our business and have generated attractive returns. We have organically increased gross written premiums from $16.6 million in our first year of operations to $535.2 million for the year ended December 31, 2021, which reflects a compound annual growth rate of approximately 64%. For the year ended December 31, 2021, 55% of our gross written premiums were generated by our Residential Earthquake, Commercial Earthquake and Hawaii Hurricane lines of business, all of which are not subject to attritional losses. We experienced average monthly premium retention rates above 89% overall for these lines of business, providing strong visibility into future revenue.

The table below lists some of our key financial results for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020	% Change
Gross Written Premiums	$535.2 million	$354.4 million	51.0%
Net income	$45.8 million	$6.3 million	632.7%
Adjusted net income(1)	$53.4 million	$8.9 million	502.7%
Combined ratio	80.0%	102.5%
Adjusted combined ratio excluding catastrophe losses(1)	73.9%	67.5%
Catastrophe losses	$5.02 million	$51.0 million
Catastrophe loss ratio(1)	2.1%	32.9%

(1)	See discussion and reconciliation of non-GAAP and key performance indicators included with “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included with our Annual Report on Form 10-K for the year ended December 31, 2021 that accompanies this Proxy Statement.

During 2021, our gross written premiums grew 51.0%, reflecting strong growth in our existing and new product lines, strong policy retention rates and significant rate increases in our commercial lines. Our E&S business, PESIC, grew its 2021 written premiums to $152.1 million, representing an increase of over 400% from 2020. Our net income also experienced significant growth due to higher earned premiums and lower catastrophe losses versus 2020. After incurring losses from multiple catastrophe events in 2020, we immediately assessed and modified our underwriting and reinsurance strategy and executed on this modified strategy in 2021.

During 2021, we completed our exit of the Admitted All Risk market, took meaningful rate increases across the portfolio, made enhancements to our underwriting guidelines, and purchased an aggregate reinsurance cover which not only protects our business from losses generated from multiple severe catastrophic events but also put a floor on our 2021 adjusted ROE. Our 2021 financial results impacted the amount of compensation we paid our executives via our annual cash incentive plan and the amount of equity awards they will receive in the future under our long-term equity incentive (“LTI”) plan.

Compensation Philosophy, Process and Objectives

To attract, retain and motivate our executives, we seek to provide a competitive total rewards package geared toward the future growth and success of the Company and to align our executives’ interests with interests of our stockholders. We utilize a pay for performance approach which we continuously refine to better align compensation to the interests of our stockholders. At the beginning of a fiscal period, our Compensation Committee sets Company and individual performance targets which determine the amount of annual cash incentive and LTI equity awards that our executives will receive. If our Company performance exceeds the pre-established targets, our executives will earn additional cash-based and equity compensation. Conversely, if Company performance falls below pre-established goals, that generally will result in payment of below target compensation.

Our overall total rewards philosophy has five Guiding Principles:

Pay for performance driven and supports our dynamic and inclusive culture ensuring pay equality for equal work that reinforces attracting and retaining executive talent.

Eligibility for award opportunities is determined by the relative potential to contribute to organizational success.

Provide a meaningful awards program to create shared sense of ownership and accountability for the achievement of our long-term success.

Promote transparency and clear direction to accomplish individual and corporate goals.

1)   Support and enable the organization to achieve success by targeting overall rewards at the 50th percentile of the appropriate labor market.

2)   Pay for performance driven and supports our dynamic and inclusive culture ensuring pay equality for equal work that reinforces attracting and retaining executive talent.

3)   Eligibility for award opportunities is determined by the relative potential to contribute to organizational success.

4)   Provide a meaningful awards program to create shared sense of ownership and accountability for the achievement of our long-term success.

5)   Promote transparency and clear direction to accomplish individual and corporate goals.

Role of the Compensation Committee and Management in Determining Executive Compensation

Our Compensation Committee is responsible for evaluating and approving the overall executive officer compensation philosophy and programs. The Compensation Committee relies significantly on the input and recommendations of its independent compensation consultant on an overall basis and the recommendations provided by our CEO when considering factors relevant to the compensation of our Named Executive Officers (other than the CEO). In addition, our CEO is involved in setting the business goals that are used as the performance goals for the annual cash incentive plan and LTI equity incentives, subject to approval of the Board. Our CEO provides the Compensation Committee with his assessment of each Named Executive Officer’s performance and his view of the relevant factors further described below in developing his recommendations for the mix of elements used to compensate each Named Executive Officer, including base salary adjustments, annual cash bonuses and equity awards. The Compensation Committee discusses our CEO’s recommendations and then approves or modifies such recommendations in collaboration with the CEO.

Our CEO’s compensation is determined by the Compensation Committee, which approves adjustments to his base salary, performance goals and equity awards independently and without him present. Our CEO attends portions of the Committee’s meetings but does not attend portions of those meetings related to making specific decisions regarding his compensation. Other members of our executive management team also attend portions of the Compensation Committee’s meetings at the request of the Committee and/or the CEO.

Role of the Independent Compensation Committee Consultant

The Compensation Committee engaged PwC as its independent compensation consultant to support our 2021 public company compensation framework design. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the scope of work PwC performs as well as any other compensation consultant, legal counsel, or other advisor that it retains. We bear the fees and expenses of these service providers. PwC provided the Compensation Committee advice and guidance with respect to:

●	the assessment of the Company’s executive compensation programs and practices;
●	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;
●	the evaluation and selection of a proxy comparator peer group; and
●	the competitiveness of the executive officers’ elements of compensation and post-employment benefits contained in executive employment agreements.

PwC has attended Compensation Committee meetings and attends executive sessions upon request by the Chairperson of the Compensation Committee. The Compensation Committee has reviewed the independence of PwC considering SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that the work of PwC for the Compensation Committee does not raise any conflict of interest.

Peer Benchmarking Analysis

To ensure that our executive compensation program is competitive and will allow us to meet our objective of attracting and retaining talented executives, the Compensation Committee, with assistance from PwC, has established a peer group to benchmark executive compensation data. Our peer group consists of the following 13 public companies which are insurance companies deemed to be a reasonable group when considering Palomar’s weighted positioning of market capitalization, gross written premiums and revenue - relative to the median of the group.

Amerisafe, Inc.	James River Group Holdings, Ltd.	Protective Insurance Corp.
FedNat Holding Co.	Kinsale Capital Group, Inc.	RLI Corp.
Goosehead Insurance, Inc.	Mercury General Corp.	Safety Insurance Group, Inc.
HCI Group, Inc.	NI Holdings, Inc.	United Insurance Holdings Corp.
Heritage Insurance Holdings, Inc.

The Compensation Committee has benchmarked our executive compensation against these companies and reviewed the overall peer compensation information to understand how our NEO’s total compensation compares to competitive norms.

Compensation Elements Used to Achieve Compensation Philosophy and Objectives

We design the mix of our pay elements to support our strategic priorities of growth and to attract, retain and motivate our executives. The elements of our compensation and rationale for using and determining each is set forth as follows:

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount
Fixed (Not at Risk)	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward for past performance and facilitate the attraction and retention of a skilled and experienced management team.	Individual performance, experience, job scope, and compensation benchmarking.
Variable (At Risk)	Annual Cash Incentive	Variable compensation component capped at a maximum level payable in cash based on performance against annually established Company metrics and individual performance.	Motivate and reward the successful achievement of pre-determined Company financial objectives and individual performance.	Job scope and individual performance.
Long Term Incentive (“LTI”)- Stock Options

Nonqualified stock options to purchase shares in the future based on the market price when awarded.

Expire in ten years and vest ratably over two or four years, subject to the individual’s continued service.

			Stock Options, RSUs and PSUs align the interests of executives with long-term stockholder value and serve to attract and retain talent.	Awards based on the individual’s ability to impact future results, job scope, individual performance, and review of competitive pay practices.
	LTI- Restricted Stock Units (“RSUs”)	RSUs represents a right to receive shares of Company stock that vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued service.
LTI – Performance Stock Units (“PSUs”)

PSUs represents a right to receive shares of Company stock based on Company financial performance. The performance period is one year and then the earned PSUs are subject to a required service period of approximately three years before vesting.

Compensation pay mix

Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through LTI equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance.

The mix of target direct compensation awarded in 2021 for our CEO and the average of our other NEOs is shown in the charts below. Approximately 96% of our CEO’s 2021 total direct compensation, and approximately 89% of the average 2021 total direct compensation of our other NEOs, was at-risk, consisting of annual bonus, stock options, RSUs, and PSUs3

2021 CEO TARGET COMPENSATION
2%
4%
4%
50%
39%
96%
AT RISK
COMPENSATION
2021 OTHER NEOS AVERAGE
TARGET COMPENSATION
2%
11%
7%
43%
37%
89%
AT RISK
COMPENSATION
RSUs
PSUs
Annual Bonus
Stock Options
Base Salary

3 During 2021, we issued one-time executive retention PSU and RSU grants to our CEO and other NEOs. As a result, a significant portion of their 2021 compensation relates to PSUs and RSUs and this may not be indicative of future trends. For further information, see below section “2021 Executive Retention Grants”

Compensation policies and other information

Our executive compensation policies and practices are designed to reinforce our pay for performance philosophy and align with sound governance principles. Listed below are highlights of our executive compensation policies and practices:

What We Do	What We Don’t Do

✓    Formal CEO evaluation tied to compensation decisions

✓    Fully independent directors on the Compensation Committee

✓    Independent compensation consultant engaged by the Compensation Committee

✓    Performance-based cash and equity incentives based on company performance goals and individual performance

✓    Three to four-year equity award vesting periods with a minimum vesting period of one year

✓    Clawback policy on cash and equity incentive compensation

✓    Stock ownership guidelines for CEO and President

✘     No supplemental retirement or pension benefit plans for our executive officers that are not generally available to our team members

✘     No tax gross ups for change in control related payments

✘     No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock

✘     No “single trigger” change in control payments and benefits

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by us as well as performance-based equity awards. The Clawback Policy applies to our NEOs and other executive officers as determined by the Board. The Compensation Committee may, in its sole discretion, direct the Company to disclose the circumstances surrounding any recoupment made under this policy.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our executive officers, directors, and other key team members from trading during quarterly and special blackout periods.

Stock Ownership Guidelines

During 2021, we had Executive Stock Ownership Guidelines for our CEO and President to ensure alignment of these executives’ interests with those of our stockholders. Stock Ownership Guidelines are set as a multiple of base salary using the fair market value of the Company’s common stock on the date of annual evaluation. The salary multiples are as follows:

Position	Salary Multiple
Chief Executive Officer	4x
President	2x

Executives subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, outstanding time-based stock options that are “in-the-money,” unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met and shares are vested and paid. Underwater stock options are also not counted toward the ownership requirement. The Compensation Committee intends to review the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis. While not required yet, each of our NEOs subject to these Stock Ownership Guidelines currently meet their ownership requirement.

Equity Awards Granting Practices

In 2021 we granted annual equity awards under our LTI program during the first quarter of the fiscal year, and subsequently granted equity awards on a monthly basis for eligible new hires, promotions, and discretionary purposes, subject to approval of the Compensation Committee. Equity grants to non-employee directors are discussed in further detail under the section “2021 Director Compensation”.

The grant date for all awards to eligible recipients, including executive officers and other key team members, is determined by the Compensation Committee at its meeting to approve such awards. For stock options, the exercise price is always the closing price of our common stock on the grant date. This procedure along with a pre-established grant cycle provides assurance that the grant dates are not being manipulated to result in a price that is favorable to us or our executive officers and other key team members. The vesting schedule of the respective award will be subject to our standard award agreements, which may be amended from time to time. Any vesting terms outside of our standard award agreements must be approved by the Compensation Committee.

Impact of Accounting and Tax Requirements of Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent, it may decide to pay compensation to our executive officers that is not deductible due to Section 162(m).

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to team members and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

For performance awards, when granted, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-determined performance goals.

Compensation decisions related to fiscal 2021

Base Salaries

We believe it is important to pay our executives a competitive base salary. Each NEO’s annual base salary is subject to periodic review by the Compensation Committee. In establishing a base salary, we consider a number of factors, including market data for similar positions, as well as the duties and responsibilities of the position. NEOs do not receive automatic merit increases to their base salaries. Rather, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is appropriate. In making decisions regarding salary adjustments, the Committee takes into account numerous factors, none of which is dispositive or individually weighted, including the NEO’s job scope and performance, our financial results, and comparable salaries paid to other executive officers with similar skills and experience in our peer group or industry.

For 2021 base salaries for our Named Executive Officers were in effect as follows:

Name	Base Salary	Effective Date
Mac Armstrong	850,000	1/1/2021
Christopher Uchida	415,000	1/1/2021
Heath Fisher	465,000	1/1/2021
Jon Christianson	375,000	1/1/2021
Jonathan Knutzen	300,000	4/1/2019

Annual Cash Incentive

A second key component in our compensation framework is annual cash incentives or cash bonuses. We intend that annual cash incentives paid to our NEOs will reward them for the achievement of successful financial, strategic, and operational performance over a short period of time. Each NEO was eligible for an annual cash incentive bonus which is capped at a maximum level and earned based on the achievement of certain metrics for 2021. The Compensation Committee oversees the annual cash incentive program, evaluates the individual performance component, and approves the bonus payments of each NEO. Individual awards paid from the pool are determined based on the individual’s performance for the year which considers the target bonus for such individual and is capped at a maximum amount. Bonus awards are payable in cash by March 15th of the year following the performance year.

The table below summarizes the metrics used to determine the 2021 annual cash incentives, the weighting of each metric, and the threshold, target, and maximum payout levels:

2021 Metrics	Weighting	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)
Adjusted Net Income(1)	40%	$49.3	$58.0	$72.5
Adjusted Net Income before catastrophe losses(2)	40%	$47.6	$56.0	$70.0
Management by Objectives (MBOs)(3)	20%	Not applicable	Not applicable	Not applicable

(1)	Adjusted Net Income is metric we use to evaluate our financial performance and is a key metric by which external stakeholders evaluate our performance.

(2)	Adjusted Net Income before catastrophe losses is a metric we use on an internal basis only that allows us to evaluate our financial performance without the volatility caused by catastrophe losses.
(3)	MBOs reflect the individual objectives and goals specific to each NEO. A summary of the 2021 MBOs is as follows:
●	Reduce volatility in the earnings base through underwriting and reinsurance actions
●	Establish, manage and execute the strategic direction of Palomar
●	Operationalize Palomar Excess & Surplus Insurance Company
●	Successfully convert Geovera Hawaii hurricane book of business
●	Identify areas of operating efficiencies

Our 2021 results reflected achievement of an adjusted net income below the target amount but above the threshold amount and an adjusted net income before catastrophe losses above the target amount but below the maximum amount. All NEOs met their MBOs and earned the bonus associated with this achievement. On a blended basis, each NEO earned approximately 94% of his target cash incentive bonus.

The table below details actual 2021 bonuses paid to each officer:

Name	Annual Base Salary	Target Bonus	Target Bonus % of Base Salary	Actual Bonus Paid	Actual Bonus % of target
Mac Armstrong	850,000	850,000	100%	795,248	94%
Christopher Uchida	415,000	249,000	60%	233,243	94%
Heath Fisher	465,000	372,000	80%	349,057	94%
Jon Christianson	375,000	225,000	60%	211,302	94%
Jonathan Knutzen	300,000	180,000	60%	169,183	94%

Long-Term Equity Compensation

In addition to base salaries and cash incentives, the third component in our compensation philosophy is the utilization of long-term equity incentives, or LTI compensation.

Our LTI compensation program focuses the efforts of our NEOs and other executive officers on the achievement of long-term objectives and aligns the long-term financial interests of our executive officers with those of our stockholders. The value of awards granted under the LTI program is dependent on our future stock performance and gives our NEOs incentives to take actions to drive sustained, long-term shareholder value creation.

LTI equity awards are typically issued to our NEOs and certain other employees on an annual basis and are based on a predetermined percentage of the NEO’s annual salary. The types of LTI awards that we issue and a summary of their key features is as follows:

STOCK OPTIONS:

●	Purpose: Allows our executives to realize value only if our stock price increases over the exercise price of the stock option and promotes retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Exercise Price: The exercise price of each stock option is the closing price of our common stock on the date of grant.

●	Contractual Term and Vesting Conditions: All options expire ten years following the date of grant and vest from two to four years following the date of grant with a minimum vesting of one year.
●	Risk of Forfeiture: Unvested options are forfeited if the recipient’s employment is terminated prior to the vesting date for any reason. Generally, upon termination of employment with us, the recipient will have 90 days following the date of such termination to exercise any vested options. All options will be forfeited if a recipient’s employment is terminated for cause.

RSUs:

●	Purpose: Allow our executives to realize predictable value and promote retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Grant Price: There is no exercise price for RSUs, thus these awards are generally granted at no cost to the executive. In determining a value of RSUs to grant, the Compensation Committee uses the Company’s current stock price.
●	Term and Vesting Conditions: Service-based awards that vest annually for three years following the date of grant.
●	Risk of Forfeiture: All unvested RSUs are forfeited if the recipient’s employment is terminated prior to the vesting date for any reason.

PSUs:

●	Purpose: Attract and reward our executives with incentive compensation based on their contributions toward meeting and exceeding overall Company financial goals and promote retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Grant Price: There is no exercise price for PSUs, thus these awards are generally granted at no cost to the executive. In determining a value of PSUs to grant, the Compensation Committee uses the Company’s current stock price.
●	Pay for Performance: PSUs are subject to Company financial performance metrics determined annually by the Compensation Committee with input from Management. For 2021, the performance metrics related to the Company achieving a target level of gross written premiums and adjusted return on equity.
●	Payout Levels: PSUs are subject to a Minimum (50%), Target (100%) and Maximum (200%) payout structure for each performance metric with a linear pro rata payout between Minimum and Target and between Target and Maximum.
●	Performance Period and Vesting Conditions: The PSU’s performance period is the fiscal year of the grant. At the end of the performance period, the actual results will be measured against the predetermined targets to determine the number of PSUs to be earned as compensation. The earned PSUs are then subject to a required service period of approximately three years from the grant date before vesting and being issued as common stock.
●	Risk of Forfeiture: All unvested PSUs are forfeited if the recipient’s employment is terminated prior to the vesting date for any reason.

The below table summarizes awards granted under our LTI program during the year ended December 31, 2021:

Name	Annual Base Salary	LTI Target %	Total LTI $ Value	LTI $ Value in Stock Options (20%)	LTI $ Value in RSUs (60%)	LTI $ Value in PSUs (20%)
Mac Armstrong	850,000	150%	1,275,000	255,000	765,000	255,000
Christopher Uchida	415,000	60%	249,000	49,800	149,400	49,800
Heath Fisher	465,000	80%	372,000	74,400	223,200	74,400
Jon Christianson	375,000	60%	225,000	45,000	135,000	45,000
Jonathan Knutzen	300,000	60%	180,000	36,000	108,000	36,000

2021 Executive Retention Grants

In recognition of the value of the executive leadership team to the Company’s long-term success and growth and their commitment to the execution of the Company’s critical strategic initiatives, in addition to a highly competitive market for executive talent, the Compensation Committee determined that it would be appropriate to award one-time stock grants to certain executives during 2021. The CEO was awarded a grant on July 15, 2021 and other NEOs were awarded a grant on November 18, 2021.

The grants were comprised of PSUs and RSUs. Most of the grants were PSUs which vest only if the Company’s stock price appreciates in the future and the executive provides service for approximately five years. Any future value or gain received by the executive related to stock price appreciation and associated vesting of the PSUs will also be received by shareholders.

The RSUs vest over a period of five years with one fifth vesting upon the first, second and third anniversary of the grants and the remainder vesting monthly thereafter.

The PSUs are earned based on the achievement of eight milestones associated with the Company’s stock price increasing from 1.5x to 3.25x its grant date value, or $71.00 on July 15, 2021 and $85.80 on November 18, 2021. If the Company’s stock price reaches and remains at one of the milestones for 30 days, 1/8 of the PSUs shall become earned units and will vest upon completion of a requisite service period. The Company’s CEO must remain an employee through December 31, 2025, or as an employee and/or director through the fifth anniversary of the grant date for the PSUs to vest. Other executives must remain as employees through December 31, 2026 for the PSUs to vest.

The table below shows a summary of the 2021 Executive Retention Grants:

Name	Grant Date	RSUs granted	PSUs granted(1)	RSU Grant Date Fair Value(2)	PSU Grant Date Fair Value(2)
Mac Armstrong	7/15/2021	125,000	225,000	8,875,000	7,211,610
Christopher Uchida	11/18/2021	30,594	56,818	2,624,965	2,358,589
Jon Christianson	11/18/2021	20,396	37,879	1,749,977	1,572,412
Jonathan Knutzen	11/18/2021	12,238	22,727	1,050,020	943,438

(1)	The above number of PSUs granted reflects the maximum number of PSUs that could become earned units and vest upon completion of the requisite service period. To earn any of these PSUs, our stock price must appreciate in the future. The number of PSUs earned, if any, may be significantly lower than this number. As of December 31, 2021, none of the stock price appreciation milestones have been achieved.

(2)	Amounts in this column reflect the grant date value of RSUs and PSUs as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our executives relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Other Discretionary Cash or Equity-based Incentives

From time to time, the Compensation Committee may award other discretionary cash or equity-based incentives in the form of sign-on bonuses, relocation bonuses, promotion bonuses, retention bonuses and other bonuses. Sign-on and relocation bonuses are used in connection with the commencement of an executive’s employment with us. Generally, they are used to incentivize candidates to leave their current employers, relocate to one of our offices or may be used to offset the loss of unvested compensation or future income that they may forfeit as a result of leaving their current employer or business. Promotion and retention bonuses may be considered based on a review of competitive conditions and/or the role and skill set of the individual. Other cash or equity-based incentives may be considered based on relevant factors as determined by the Compensation Committee. Aside from the above discussed 2021 Executive Retention Grants, no discretionary cash or equity incentives were awarded in 2021.

COMPENSATION RISK ASSESSMENT

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our compensation program, whether the program encourages unnecessary or excessive risk taking. Our executives’ annual base salaries are fixed in amount and subject to annual compensation survey data provided by the Compensation Committee’s independent compensation consultant, PWC. Thus, we do not encourage risk-taking. Annual short-term cash incentives for fiscal 2021 are tied to overall company and individual performance. The portion of compensation provided to our executive officers in the form of stock options, RSUs, and PSUs help further align executives’ interests with those of our stockholders. Therefore, the Compensation Committee believes that our compensation program does not encourage unnecessary or excessive risk-taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard H. Taketa (Chair)

Daryl Bradley

Daina Middleton

Martha Notaras

Executive Compensation Tables

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mac Armstrong	2021	846,094	-	17,116,007	480,201	795,248	8,700	19,246,249
Chief Executive Officer and	2020	598,438		359,980	90,674	-	14,520	1,063,612
Chairman of the Board	2019	500,000	1,000,000(5)		854,554	744,916	14,400	3,113,870
Christopher Uchida(7)	2021	413,594		5,184,481	50,227	233,243	8,700	5,890,245
Chief Financial Officer	2020	325,000		116,959	29,460	75,000	8,550	554,969
Heath Fisher	2021	464,219		300,265	130,788	349,057	14,400	1,258,729
President	2020	415,000		149,316	37,611	-	14,250	616,177
	2019	415,000	500,000(6)		430,453	372,458	14,100	1,732,011
Jon Christianson(8)	2021	374,688		3,504,035	45,378	211,302	8,700	4,144,102
Chief Operating Officer and	2020	355,000		127,744	313,673	85,200	8,550	890,167
Chief Underwriting Officer	2019	355,000			143,484	160,000	8,400	666,884
Jonathan Knutzen(9)	2021	300,000		2,138,697	36,292	169,183	8,700	2,652,872
Chief Risk Officer

(1)	Amounts in this column reflect the grant date value of RSUs and PSUs as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. Included within this figure are the RSUs and PSUs issued pursuant to the 2021 Executive Stock Grants. See discussion in “2021 Executive Retention Grants” for discussion of the vesting terms of these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	Amounts in this column reflect the grant date value of stock options as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	The amounts in this column represent total performance-based bonuses earned for service rendered during the applicable under our executive bonus plans for such year. All such amounts were paid subsequent to the respective year end.
(4)	The amounts shown represent 401(k) plan employer contributions for Messrs. Armstrong, Uchida, Fisher, Christianson and Knutzen, medical concierge services for Mr. Armstrong and a car allowance for Mr. Fisher.
(5)	The amount shown represents a one-time bonus paid to Mr. Armstrong pursuant to his employment agreement following completion of the Company’s secondary offering in September 2019 (the “Secondary Offering”).
(6)	The amount shown represents a one-time bonus paid to Mr. Fisher pursuant to his employment agreement following completion of the Secondary Offering.
(7)	In accordance with SEC rules, as Mr. Uchida was not a Named Executive Officer in 2019 and 2018 and compensation information for those periods is not required to be disclosed.
(8)	Mr. Christianson served as our Chief Operating Officer until his promotion to Chief Underwriting Officer in August 2020.
(9)	Mr. Knutzen joined the Company in April 2019. In accordance with SEC rules, as Mr. Knutzen was not a Named Executive Officer in 2020 and 2019, compensation information for those periods is not required to be disclosed.

2021 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2021.

			Estimated future payouts under non-equity incentive	Estimated Future Payouts Under Equity Incentive Plan Awards(2) (3)			All Other Stock Awards: Number of Shares of Stock	All other option awards: Number of securities underlying	Exercise or base price of option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Award Type	plan awards ($)(1)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)(4) (5)	options (#)(6)	awards ($)	Awards ($)(6)
Mac		Cash	850,000
Armstrong	1/27/2021	PSU(2)		128,650	257,300	514,600				257,300
	1/27/2021	Stock Option						10,077	97.87	257,182
	1/27/2021	RSU(4)					7,889			772,096
	2/1/2021	Stock Option						8,000	106.60	223,018
	7/15/2021	PSU(3)		-		15,975,000				7,211,610
	7/15/2021	RSU(5)					125,000			8,875,000
Christopher		Cash	249,000
Uchida	1/27/2021	PSU(2)		25,104	50,207	100,415				50,207
	1/27/2021	Stock Option						1,968	97.87	50,227
	1/27/2021	RSU(4)					1,540			150,720
	11/18/2021	PSU(3)		-		4,874,984				2,358,589
	11/18/2021	RSU(5)					30,594			2,624,965
Heath		Cash	372,000
Fisher	1/27/2021	PSU(2)		37,533	75,066	150,133				75,066
	1/27/2021	Stock Option						2,940	97.87	75,034
	1/27/2021	RSU(4)					2,301			225,199
	2/1/2021	Stock Option						2,000	106.60	55,755
Jon		Cash	225,000
Christianson	1/27/2021	PSU(2)		22,706	45,412	90,823				45,412
	1/27/2021	Stock Option						1,778	97.87	45,378
	1/27/2021	RSU(4)					1,392			136,235
	11/18/2021	PSU(3)		-		3,250,018				1,572,412
	11/18/2021	RSU(5)					20,396			1,749,977
Jonathan		Cash	180,000
Knutzen	1/27/2021	PSU(2)		18,155	36,310	72,620				36,310
	1/27/2021	Stock Option						1,422	97.87	36,292
	1/27/2021	RSU(4)					1,113			108,929
	11/18/2021	PSU(3)		-		1,949,977				943,438
	11/18/2021	RSU(5)					12,238			1,050,020

(1)	Reflects amount of annual cash incentive plan awards at target. Amounts actually paid are reported above in the Summary Compensation table.
(2)	Reflect the threshold, target, and maximum potential payouts pursuant to the PSUs granted under the LTI plan in 2021. The actual payout depends on performance relative to predetermined targets of the Company’s Gross Written Premiums and Adjusted Return on Equity as set by the Compensation Committee. The PSU’s performance period is the fiscal year of the grant. At the end of the performance period, the actual results will be measured against the predetermined targets to determine the number of PSUs to be earned as compensation. The earned PSUs are then subject to a required service period of approximately three years from the grant date before vesting and being issued as common stock. The actual results resulted in a future payout of 175% of target.
(3)	Reflects the value of the threshold and maximum potential payout of the PSUs associated with the 2021 Executive Retention Grants based on stock price on the grant date. The actual payout received, if any, is contingent upon future appreciation of the Company’s stock price.
(4)	Represents grants of RSUs granted under the LTI plan in 2021 that vest as follows: one-third (1/3) shall vest on the first-year anniversary of the date of the grant; an additional one-third (1/3) shall vest on the second-year anniversary of the date of the grant; and the final one-third (1/3) shall vest on the third-year anniversary of the date of grant, subject to continued service with us.
(5)	Represents grants of RSUs associated with the 2021 Executive Retention Grants. The RSUs vest over a period of five years with one fifth vesting upon the first, second and third anniversary of the grants and the remainder vesting monthly thereafter.

(6)	Amounts in this column represents grants of stock options under the LTI plan that vest as follows: twenty-five percent (25%) shall vest on the first-year anniversary of the date of the grant and the remaining shall vest in equal monthly installments over the subsequent thirty-six (36) month period subject to continued service with us.
(7)	Amounts in this column reflect the grant date value of stock options, RSUs, and PSUs, as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2021.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(6)(7)	Market value of shares or units of stock that have not vested ($)(8)
Mac Armstrong	4/16/2019	206,310	-	15.00	4/16/2029	-	-
	9/8/2020	1,137	2,501	98.95	9/8/2030	2,425	157,067
	1/27/2021(6)		10,077	97.87	1/27/2031	12,500	809,625
	2/1/2021		8,000	106.60	2/1/2031	-	-
	7/15/2021(7)		-	-	-	350,000	22,669,500
Christopher Uchida	4/16/2019	24,156	-	15.00	4/16/2029	-	-
	9/8/2020	370	812(3)	98.95	9/8/2030	788	51,039
	1/27/2021(6)		1,968(4)	97.87	1/27/2031	2,439	157,974
	11/18/2021(7)		-	-	-	87,412	5,661,675
Heath Fisher	4/16/2019	100,311	-	15.00	4/16/2029	-	-
	9/8/2020	472	1,037(3)	87.51	9/8/2030	1,006	65,159
	1/27/2021(6)		2,940(4)	97.87	1/27/2031	3,646	236,151
	2/1/2021		2,000(5)	106.60	2/1/2031	-	-
Jon Christianson	4/16/2019	40,937	-	15.00	4/16/2029	-	-
	7/30/2020	4,560	8,315(2)	87.51	7/30/2030	861	-
	9/8/2020	404	887(3)	98.95	9/8/2030	2,205	55,767
	1/27/2021(6)		1,778(4)	97.87	1/27/2031	58,275	142,818
	11/18/2021(7)		-	-	-		3,774,480
Jonathan Knutzen	4/16/2019	47,215	23,607(1)	15.00	4/16/2029	-	-
	9/8/2020	341	750(3)	98.95	9/8/2030	727	47,088
	1/27/2021(6)		1,422(4)	97.87	1/27/2031	1,763	114,190
	11/18/2021(7)		-	-		34,965	2,264,699

(1)	Twenty-five percent of the shares subject to the option vest and become exercisable on April 16, 2020 and the remaining option shares will vest and become exercisable in twelve (36) equal monthly installments thereafter.
(2)	Twenty-five percent of the shares subject to the option vest and become exercisable on July 30, 2021 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(3)	Twenty-five percent of the shares subject to the option vest and become exercisable on September 8, 2021 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(4)	Twenty-five percent of the shares subject to the option vest and become exercisable on January 27, 2022 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(5)	Twenty-five percent of the shares subject to the option vest and become exercisable on February 1, 2022 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(6)	Represents RSUs and PSUs issued under our LTI plan. For RSUs, One-third (1/3) of the shares subject to the RSUs shall vest on the first-year anniversary of the grant date; an additional one-third (1/3) shall vest on the second-year anniversary of the grant date; and the final one-third (1/3) shall vest on the third year anniversary of the grant date. The PSUs are subject to a service period ending on January 1, 2024 before vesting. The number of PSUs represents the number of PSUs that will be issued based on actual 2021 performance relative to the preestablished targets.
(7)	Represents RSUs and PSUs issued pursuant to the 2021 Executive Stock Grants. See above in “2021 Executive Retention Grants” for discussion of the vesting terms of these awards.
(8)	Represents the market value of the RSUs and PSUs outstanding based on the closing price of our common stock as reported on the Nasdaq Global Select Market of $64.77 per share on December 31, 2021. Since these awards have not yet vested, the ultimate value or gain our executives receive from these awards may be significantly different than this number depending on our future stock price performance.

2021 OPTION EXERCISES TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting	Value realized on vesting ($)(2)
Mac Armstrong	37,500	2,632,870	1,213	105,179
Christopher Uchida	3,000	197,552	394	34,164
Heath Fisher	12,500	1,187,039	503	43,615
Jon Christianson	-	-	430	37,285
Jonathan Knutzen	-	-	364	31,562

(1)	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option.
(2)	The value realized on vesting is determined by multiplying (a) the number of stock awards by (b) the market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our Named Executive Officers are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control as described in the 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines.

Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, as determined by the Compensation Committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable immediately prior to, but conditioned upon, the consummation of the change in control. The 2019 Plan will also authorize the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The following table sets forth the amounts payable to each of our Named Executive Officers based on (a) the acceleration of unvested equity awards upon a change in control of the Company, and (b) an assumed termination of employment as of December 31, 2021 related to certain designated events. For equity related amounts, the market price refers to the closing price of our common stock which was $64.77 per share as reported on the Nasdaq Global Select Market as of December 31, 2021. The amounts that would be paid upon a NEO’s actual termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Cash Severance ($)(1)	Non Equity Incentive Pay ($)(2)	Stock Options ($)(3)	PSUs ($)(3)	RSUs ($)(3)	Continuation of Medical Benefits ($)(4)	Total ($)
Mac Armstrong
Termination Reason:
Termination without Cause or for Good Reason	1,700,000	1,700,000	-	-	1,868,161	27,629	5,295,790
Change in Control	1,700,000	1,700,000	-	170,280	8,764,288	27,629	12,362,197
Death or Disability	1,700,000	1,700,000	-	-		27,629	3,427,629
Christopher Uchida
Termination Reason:
Termination without Cause or for Good Reason	415,000	-	-	-	-	7,286	422,286
Change in Control	415,000	-	-	33.227	2,132,358	7,286	2,587,871
Heath Fisher
Termination Reason:
Termination without Cause or for Good Reason	465,000	-	-	-	-	20,143	485,143
Change in Control	465,000	-	-	49,679	214,194	20,143	749,016
Jon Christianson
Termination Reason:
Termination without Cause or for Good Reason	375,000	-	-	-	-	20,143	395,143
Change in Control	375,000	-	-	30,053	1,466,976	20,143	1,892,172
Jonathan Knutzen
Termination Reason:
Termination without Cause or for Good Reason	300,000	-	-	-	-	565	300,565
Change in Control	300,000	-	1,174,920	24,030	911,832	565	2,411,347

(1)	Amounts reported represent the value of benefits payable to each Named Executive Officer as follows: Messrs. Uchida. Fisher. Christianson and Knutzen: 12 months of their respective current base salaries. Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his current base salary.
(2)	Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his target bonus.
(3)	Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a change of control event. Amount is determined by multiplying (a) the number of unvested options that would automatically become fully vested, by (b) the excess of the market price of our common stock on the change of control date over the exercise price of the option plus c) the number of unvested RSUs and PSUs that would automatically become fully vested multiplied by d) the closing price of our common stock on the change in control date.
(4)	For Messrs. Fisher and Christianson, amounts reported represent the value of 12 months of short-term disability and health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. For Mr. Armstrong, amount reported represents the value of 24 months of short-term disability and health and welfare benefits payable per the terms of his employment agreement. If these executives were unable to return to work after six months of short-term disability, we may terminate their employment upon written notice.
(5)	Long-term disability and group term life insurance are company-provided benefits for all team members and therefore not included in this table. Long-term disability benefits are only paid after six months on short-term disability and is 60% of base pay up to $10,000 per month for a specific period of time based on each Named Executive Officer’s age. Under the group term life policy, each Named Executive Officer’s designated beneficiary is entitled to a benefit payment not to exceed $25,000.

Employment Agreements for Executive Officers

We have entered into employment agreements with Messrs. Armstrong, Fisher, Uchida, Knutzen and Christianson setting forth the terms of the officer’s employment with us. The material terms of employment with our Named Executive Officers are described below.

Mac Armstrong4

On July 15, 2021, we entered into a new employment agreement with Mac Armstrong, the Company’s Chief Executive Officer and Chair of the Board that extends his current employment term through December 31, 2025 with ability to renew for additional one (1) year terms thereafter. Pursuant to the terms of the agreement, Mr. Armstrong will continue to receive a base salary of $850,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of 100% of his base salary, with a maximum bonus of up to 250% of his base salary, upon achievement of performance objectives to be determined by the Board in its sole discretion. Mr. Armstrong is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other employees. In connection with entering into the employment agreement, Mr. Armstrong received a grant of 125,000 restricted stock units(1). The shares subject to these restricted stock units will vest as follows, subject to Mr. Armstrong’s continued service through each applicable vesting date: 25,000 of the shares will vest on each of the first, second and third anniversary of the date of grant and the remainder shall vest in equal quarterly installments thereafter over a two-year period. Mr. Armstrong also received a grant of 225,000 performance stock units (the “PSUs”). The shares subject to these PSUs will be earned upon the achievement of pre-defined stock price milestones. The PSUs that become Earned Units will vest upon continued service as an employee through December 31, 2025 and as an employee and/or director through the fifth anniversary of the grant date. In addition, the employment agreement provides that during the period Mr. Armstrong is employed by us (including calendar year 2021), Mr. Armstrong is eligible to receive annual long-term incentive compensation equity awards under the equity incentive plan with a target value on the applicable grant date of 150% of Mr. Armstrong’s base salary, as calculated based on the grant date fair value of such equity awards as used by us for financial reporting purposes.

The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances. Under the terms of the employment agreement, if we terminate Mr. Armstrong’s employment other than for “cause” or Mr. Armstrong terminates his employment for “good reason,” Mr. Armstrong will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the non-solicitation provision of the employment agreement, (i) a lump sum severance payment equal to 200% of the sum of (x) his then-current base salary, as then in effect, plus (y) his target bonus for the fiscal year in which the termination occurs; (ii) reimbursements for Mr. Armstrong’s and his eligible dependents’ COBRA premiums for up to 24 months; and (iii) acceleration of his then unvested equity awards (other than performance stock units previously granted) that would have vested during the 12 month period following separation had Mr. Armstrong remained employed. In addition, the PSUs described above will vest with respect to any shares that would have been earned and vested during the 12-month period following termination had Mr. Armstrong remained employed. If we terminate Mr. Armstrong’s employment other than for cause, death, or disability, or Mr. Armstrong terminates his employment for good reason, in either case, within three months prior to or 18 months following a Change of Control (as defined in the employment agreement), Mr. Armstrong will be entitled to receive accelerated vesting as to 100% of Mr. Armstrong’s then-outstanding equity awards (other than the PSUs) and all or a portion of the unvested PSUs shall vest in accordance with the terms of the award agreements. The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances.

4 The grants Mr. Armstrong received as part of his employment agreement are the 2021 Executive Retention Grants referenced in the previous section.

Messrs. Uchida, Fisher, Christianson, and Knutzen

On July 13, 2021, our Compensation Committee approved a new form of employment agreement (the “Form Agreement”), to be entered into by Messrs. Uchida, Fisher, Christianson, and Knutzen as well as our other executive officers (excluding Mr. Armstrong). We entered into the Form Agreement with each of our executive officers prior to December 31, 2021. The Form Agreement provides, among other things, the executive’s annual base salary and target bonus amount, each subject to review and adjustment by the Compensation Committee. The Form Agreement also provides benefits in connection with a termination of the executive’s employment under specified circumstances. Under the terms of the Form Agreement, if we terminate the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason”(each as defined in the Form Agreement), the executive will be entitled to receive, subject to his or her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his or her continued adherence to the non-solicitation provision of the Form Agreement, (i) severance payments in an amount equal to his or her then-current base salary for a period of 12 months payable in accordance with our regularly scheduled payroll; and (ii) reimbursements for the executive’s and his or her eligible dependents’ COBRA premiums for up to 12 months (such payments under (i) and (ii), the “Severance Pay”). In addition, if we terminate the executive without cause or the executive resigns for good reason within 12 months following a change in control (as defined in the Form Agreement), the executive is entitled to receive the Severance Pay and, in the event the executive’s outstanding equity is assumed or continued following the change in control, the acceleration of his or her then unvested equity awards. The Form Agreement also includes a non-solicitation provision prohibiting the executive from soliciting for employment or as a consultant for 12 months following separation of employment any employee or consultant of the Company, including those engaged within the twelve months prior to executive’s termination.

Retirement Plan and Other Benefits

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible team members, including our Named Executive Officers. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code. In general, all team members are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3% of the team member’s compensation or the maximum amount allowed under statutory law. Under the plan, each team member is fully vested in his or her deferred salary contributions as well as the 3% company contributions. The 401(k) Plan employer contributions provided to our Named Executive Officers are reflected in the “Executive Compensation – 2021 Summary Compensation Table” section under the “All Other Compensation” column heading.

We also maintain an employee stock purchase plan (“ESPP”), where team members can purchase our stock at a discount via payroll withholdings. The ESPP is administered through team member participation in discrete offering periods. During each discrete offering period, team member funds are withheld, and the stock purchase occurs upon the conclusion of the offering period. All of our team members are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision and group term life insurance and long-term disability. Our Named Executive Officers are eligible to participate in these plans generally on the same basis as our other team members.

Compensation Decisions Related to Fiscal 2022

2022 Base Salaries

As part of its annual review of executive compensation, the Compensation Committee reviewed the base salaries of our NEOs, focusing on the market competitiveness of salaries and based on executive benchmarking data and input provided by PwC. Effective January 1, 2022, base salaries for our Named Executive Officers were as follows:

Name	2022 Base Salary	2021 Base Salary	$ Change	% Change
Mac Armstrong	850,000	850,000	-	0%
Christopher Uchida	425,000	415,000	10,000	2%
Heath Fisher	465,000	465,000	-	0%
Jon Christianson	400,000	375,000	25,000	7%
Jonathan Knutzen	350,000	300,000	50,000	17%

2022 Annual Cash Incentive Plan and Long-Term Equity Incentives

The Compensation Committee has determined targets for 2022 annual cash incentives based on the same metrics and weightings discussed above and will continue to be capped at a maximum amount. The Compensation Committee also approved in January 2022 the issuance of LTI equity awards to our NEOs in the form of stock options, RSUs and PSUs. The number of awards issued was determined using a similar methodology to 2021.

Changes to Stock Ownership Guidelines

As discussed above, during 2021, our Stock Ownership Guidelines applied to our CEO and President. Beginning January 1, 2022, these guidelines will apply to all of our NEOs and Directors as shown in the table below:

Position	Salary or Cash Retainer Multiple
Chief Executive Officer	4x
All other NEOs	2x
Directors	2x

Executives and directors subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, outstanding time-based stock options that are “in-the-money,” unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met and shares are vested and paid. Underwater stock options are also not counted toward the ownership requirement. The Compensation Committee intends to review the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis.

2022 Peer Group

We do not intend to make any changes to our peer group that we use for benchmarking Executive and Director compensation in 2022.

CEO Pay Ratio Disclosure

Summary

SEC rules and the Dodd Frank Act require disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member.

We calculated this ratio in a manner consistent with Item 402(u) of Regulation S-K. For 2021, the annual compensation of our median team member was $114,711 and was calculated by totaling all applicable elements of compensation. Our CEO’s 2021 Compensation was $19,246,249, which represents the total compensation reported for Mr. Armstrong in the "2021 Summary Compensation Table.” Based on these calculations, the ratio of the annual total compensation of Mr. Armstrong to the annual compensation of our median team member was 168 to 1.

During 2021, Mr. Armstrong received an executive retention stock grant which accounted for approximately $16.1 million, or 83% of his total compensation. This stock grant was a unique event and is not intended to recur annually. As a result, this ratio significantly increased from prior year and the ratio may not be indicative of future trends. Excluding the value of the executive retention stock grant, the ratio of Mr. Armstrong’s annual total compensation to the annual total compensation of our median employee was 28 to 1.

For purposes of the 2021 pay ratio calculation as described above, we used the same median team member identified in 2020, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

The assumptions used in the calculation of our estimated pay ratio are specific to our company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios of other companies.

Equity

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,527,148(3)	29.41	2,755,023(4)
Equity compensation plans not approved by stockholders	-	-	-
Total	1,527,148	29.41	2,755,023

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (“2019 Plan”) and 2019 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 933,051 stock options outstanding, 235,696 RSUs outstanding and 358,401 PSUs outstanding granted under our 2019 Plan.
(4)	This number includes 2,073,183 shares available for issuance under our 2019 Plan and 681,840 shares available for sale under our ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by our Board. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of: 240,000 shares; or (ii) such other amount as may be determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022 for:

●	each of our directors and our nominees for director;
●	each of our Named Executive Officers;
●	all of our current directors, director nominees, current executive officers, and Named Executive Officers as a group; and
●	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 25,230,571 shares of our common stock outstanding as of April 1, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2022 and RSUs scheduled to vest within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,601,274	14.2%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,081,452	8.2%
Amundi and Amundi Asset Management(3) 90-93 boulevard Pasteur 75015 Paris, France	1,393,097	5.5%

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable within 60 days	RSUs Scheduled to Vest within 60 days	Total Shares Beneficially Owned	Beneficial Ownership
Daryl Bradley	334	-	102	833	1,269	*
Robert Dowdell	2,601	52,855(4)	-	833	56,289	*
Catriona Fallon	1,399	-	-	833	2,232	*
Daina Middleton	992	-	-	672	1,664	*
Martha Notaras	2,396	-	-	833	3,229	*
Richard H. Taketa	38,352	-	-	833	39,185	*
Mac Armstrong	3,701	695,388(5)	1,281	-	700,370	2.8%
Christopher Uchida	26,425	-	172	-	26,597	*
Heath Fisher	702	163,198(6)	371	-	164,271	*
Jon Christianson	94,386	-	701	-	95,087	*
Jon Knutzen	8,581	-	3,086	-	11,667	*
William Bold	635	-	940	-	1,575	*
Michelle Johnson	516	-	919	-	1,435	*
Angela Grant	207	-	346	-	553	*
All executive officers, directors, and director nominees as a group (14 persons)	186,064	911,441	7,918	4,837	1,110,260	4.4%

*	less than 1%
1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 27, 2022. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 3,601,274 shares with sole voting power of 3,578,101 shares and sole dispositive power of 3,601,274 shares.
2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group reported beneficial ownership of 2,081,452 shares with shared voting power of 46,385 shares, sole dispositive power of 2,013,706 shares and shared dispositive power of 67,746 shares.
3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2022. Amundi is a majority-owned affiliate of Credit Agricole S.A., a French bank. Amundi Asset Management is a wholly owned subsidiary of Amundi. Amundi and Amundi Asset Management reported beneficial ownership of 1,393,097 shares with shared voting power of 1,393,097 shares and shared dispositive power of 1,393,097 shares.
4)	Amount represents shares of common stock held by RGD Partners LP. Mr. Dowdell has no pecuniary interest in the shares held by RGD Partners LP.
5)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.
6)	Amount represents shares held by the 2007 Fisher Family Trust. Mr. Fisher is co-Trustee of the 2007 Fisher Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

RELATED PERSON TRANSACTIONS

The following is a description of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Mac Armstrong’s brother, Jake Armstrong, serves as SVP, Underwriting. For fiscal year 2021, Jake Armstrong earned/received: i) base salary of $230,000, ii) an annual cash incentive bonus of $64,740, iii) long-term equity incentives in the form of stock options, RSUs, and PSUs with a combined grant date fair value of $69,500 and iv) $8,508 in 401(k) plan employer contributions.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

OTHER MATTERS

Available Information

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investors section of our website at https://ir.plmr.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Company Website

We maintain a website at www.plmr.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 17, 2022. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2023 Annual Meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 26, 2023, and no later than the close of business (5:00 p.m. Pacific Time) on February 25, 2023, unless our 2023 Annual Meeting date occurs more than 30 days before or 70 days after May 26, 2023. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2023 Annual Meeting of stockholders must be addressed to: Palomar, Inc., Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California

April 14, 2022

Appendix A- Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PALOMAR HOLDINGS, INC.,

a Delaware ~~Corporation~~corporation

~~1.GC Palomar Holdings was previously formed as a corporation organized under the Companies Law (2012 Revision) of the Cayman Islands.~~

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

~~2.The domestication (the “Domestication”) of GC Palomar Holdings to~~ Palomar Holdings, Inc., (the “Corporation”) ~~pursuant to Section 388 of~~a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware~~, as the same now exists or may hereafter be amended and/or supplemented from time to time~~ (the “DGCL”) ~~and this~~,

DOES HEREBY CERTIFY:

1.That the name of this Corporation is Palomar Holdings, Inc., which was originally incorporated pursuant to the DGCL on March 14, 2019 under the name Palomar Holdings, Inc.

2.The Amended and Restated Certificate of Incorporation ~~(as the same may be further amended and/or restated, this “~~of this Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation~~”) were~~ of this Corporation, as previously amended, has been duly adopted by ~~all necessary action of the board of directors of the Corporation (the “~~this Corporation’s Board of Directors~~”)~~ and by the stockholders ~~of the Corporation, pursuant to and~~ in accordance with ~~Section 388(h)~~Sections 242 and 245 of the DGCL, with the approval of this Corporation’s stockholders having been given at an annual meeting of the stockholders.

~~Upon the filing of this Certificate of Incorporation and a certificate of domestication with respect to the Domestication with the office of the Secretary of State of the State of Delaware in accordance with Section 388(g) of the DGCL, the Domestication of GC Palomar Holdings to the Corporation shall be effective and this Certificate of Incorporation of the Corporation shall read as follows:~~

IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this          day of       , 202 .

By:

Name: Mac Armstrong

Title:Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

PALOMAR HOLDINGS, INC.

a Delaware corporation

ARTICLE I.

The name of the corporation is Palomar Holdings, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000 shares, consisting of (a) 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

~~Effective immediately upon the filing of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, each one (1) issued and outstanding share of Common Stock on such date shall be converted into and become seventeen million (17,000,000) shares of Common Stock (the “Stock Split”). All share amounts, amounts per share and per share numbers set forth in the Certificate of Incorporation shall be appropriately adjusted to reflect the Stock Split.~~

The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

(a)The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

(b)The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this

Section (b) of Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)	The designation of the series, which may be by distinguishing number, letter or title.

(ii)

The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv)	Dates at which dividends, if any, shall be payable.

(v)	The redemption rights and price or prices, if any, for shares of the series.

(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)

Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)	Restrictions on the issuance of shares of the same series or of any other class or series.

(x)	The voting rights, if any, of the holders of shares of the series.

ARTICLE V.

The term of existence of the Corporation is to be perpetual.

ARTICLE VI.

(a)Except as otherwise provided by applicable law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)Except as otherwise provided for or fixed pursuant to this Article VI or Article VII hereof (relating to the rights of any series of Preferred Stock to elect additional directors~~), and subject to the terms of the Stockholders Agreement, dated on or about the date of the effectiveness of the filing of this Certificate of Incorporation, by and among the Corporation and certain affiliates of Genstar (as defined in Article VII hereof) and the other parties thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”~~), the total number of directors shall be as determined from time to time exclusively by the Board; provided, that in no event shall the total number of directors be more than nine (9). Election of directors need not be by written ballot unless the Bylaws (as defined below) shall so require.

ARTICLE VII.

(a)Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election, provided, however, that commencing with the Corporation’s 2027 annual meeting of stockholders, all Directors elected at annual meetings of stockholders of the Company held beginning with such meeting shall be elected for terms expiring at the next annual meeting of stockholders of the Corporation. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

~~(b)Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the Bylaws or applicable law, but in addition to any requirements set forth in this Certificate of Incorporation, the Bylaws and applicable law, if Genstar Capital Partners V AIV, L.P., Genstar Capital Partners VI AIV, L.P. and any of their respective Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (collectively, “Genstar”) owns, beneficially or of record, any shares of stock of the Corporation and there is at least one member of the Board who is a Genstar Designee (as defined in the Stockholders Agreement), a quorum for the transaction of business at any meeting of the Board shall include at least one Genstar Designee unless each Genstar Designee provides notice in writing or by electronic transmission to the remaining members of the Board waiving his or her right to be included in the quorum at such meeting. Notwithstanding anything to the contrary set forth herein, but in addition to any other vote required by this Certificate of Incorporation, the Bylaws or applicable law, at any time that Genstar owns, beneficially or of record, any shares of stock of the Corporation, the Corporation shall not (directly or indirectly, by merger, consolidation or otherwise) amend, alter or repeal this subsection (b) of this Article VII, or adopt any provision inconsistent herewith, without the prior written consent of Genstar.~~

(~~c~~b) Except as otherwise provided by this Certificate of Incorporation, ~~and subject to the terms of the Stockholders Agreement,~~ any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation. Except as otherwise provided by this Certificate of Incorporation, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

(~~d~~c) Except as otherwise provided by law~~, the Stockholders Agreement~~ or this Certificate of Incorporation, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of the stock of the Corporation entitled to vote in an election of such directors; provided, however, that~~, from and after the Trigger Event (as defined below)~~ any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE VIII.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

ARTICLE IX.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE X.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article ~~X~~XV of the Bylaws of the Corporation.

ARTICLE XI.

A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE XII.

Subject to the rights of the holders of one or more series of Preferred Stock then outstanding to act by written consent as provided in any Preferred Stock Designation, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders~~; provided, that prior to the time that Genstar ceases to beneficially own more than 50% of the outstanding shares of Common Stock (the “Trigger Event”), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the DGCL.~~.

ARTICLE XIII.

(a)Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as it presently exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any natural person (i) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at any time during which the Bylaws are in effect (a “Covered Person”), whether or not such Covered Person continues to serve in such capacity at the time any indemnification is sought or at the time of any proceeding (as defined below) relating thereto exists or is brought, and (ii) who is or was a party to, is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) based on such Covered Person’s action(s) in his or her official capacity as a director, officer, trustee, employee or agent of the Corporation, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement consented to in writing by the Corporation) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding. Such indemnification shall continue to a Covered Person who has ceased to be a director, officer, trustee, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Except as set for in subsection (b) below, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)Right of Claimant to Bring Suit. In accordance with the Bylaws of the Corporation, if a claim for indemnification under Section (a) of this Article XIII is not paid in full within ninety (90) days after a written claim has been received by the Corporation, the claimant claim may at any time thereafter file suit to recover the unpaid amount of such claim and shall be entitled to be paid the expense of prosecuting such claim to the extent successful.

(c)Non Exclusivity of Rights. In accordance with the Bylaws of the Corporation, the right to indemnification (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.

(d)Indemnification Agreements. The Corporation shall have the discretionary power to enter into indemnification agreements with any Covered Person or agent of the Corporation that confer broader or other rights, including without limitation advancement of expenses, to the extent allowed by Delaware law.

ARTICLE XIV.

The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE XV.

~~(a)Recognition of Corporate Opportunities. In recognition and anticipation that (i) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of Genstar and its Affiliates may serve as directors, officers or agents of the Corporation and its Affiliates, and (ii) Genstar and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, the provisions of this Article XV are set forth to regulate and define the conduct of certain affairs of the Corporation and its Affiliates with respect to certain classes or categories of business opportunities as they may involve Genstar and its Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Genstar and its Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective stockholders, directors, officers, and agents in connection therewith, on the other. To the fullest extent permitted by law (including, without limitation, the DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person (i) shall have the right to, and shall have no duty (contractual, fiduciary or otherwise, whether at law or in equity) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be competing with the Corporation or any of its Affiliates, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or assignee of any other person or entity with no obligation to offer to the Corporation or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Corporation or its Affiliates or directly or indirectly competes with the Corporation or any of its Affiliates.~~

~~(b)Definitions. Solely for purposes of this Article XV, (i) “Affiliate” shall mean (a) with respect to Genstar, any person or entity that, directly or indirectly, is controlled by Genstar, controls Genstar, or is under common control with Genstar, but excluding (x) the Corporation, and (y) any entity that is controlled by the Corporation (including its direct and indirect subsidiaries), and (b) in respect of the Corporation, any person or entity that, directly or indirectly, is controlled by the Corporation; (ii) “Genstar” shall mean Genstar Capital~~

~~ARTICLE XVI.~~

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall~~, to the fullest extent permitted by law,~~ be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b)

any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL ~~or of~~, this Certificate ~~of Incorporation~~ or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim ~~against the Corporation or any director or officer of the Corporation~~ governed by the internal affairs doctrine~~. Any~~ , in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, this Article XV shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and~~, to the fullest extent permitted by law, to have~~ consented to the provisions of this Article ~~XVI~~XV.

ARTICLEX VI. ~~ARTICLE XVII.~~

~~Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL until such time as Genstar beneficially owns, in the aggregate, less than a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation, become governed by Section 203 of the DGCL, except that Genstar will not be deemed to be an interested stockholder under Section 203 of the DGCL regardless of the percentage of ownership of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors beneficially owned by them.~~

~~ARTICLE XVIII.~~

(a)The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article ~~XVIII~~XVI. Notwithstanding the foregoing~~, from and after the occurrence of the Trigger Event, notwithstanding any other provisions~~ or any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to greater or additional vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XV~~, XVI, XVII~~ and this Article ~~XVIII.~~XVI, provided, however, that commencing with the Corporation’s 2027 annual meeting of stockholders any such alteration, amendment or repeal shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

(b)~~From and after the occurrence of the Trigger Event, notwithstanding~~Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith., provided, however, that commencing with the Corporation’s 2027 annual meeting of stockholders any such alteration, amendment or repeal shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

*      *      *

~~The foregoing Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 of the DGCL.~~

~~The name and address of the Incorporator is D. McDonald Armstrong, 7979 Ivanhoe Ave., #500, La Jolla, California 92037.~~

~~IN WITNESS WHEREOF, Palomar Holdings, Inc. has caused this Certificate of Incorporation to be signed by its Incorporator this       day of March, 2019.~~

~~By: /s/ D. McDonald Armstrong Name: D. McDonald Armstrong Title: Incorporator~~

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 PM Pacific Time May 25, 2022. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/PLMR or scan delete QR code and control # th∆e QR cod≈e — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PLMR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class III directors to hold office until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified; 01 - Mac Armstrong 02 - Martha Notaras Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain For Against Abstain 2. To approve of the Amendment and Restatement of our Certificate of Incorporation; 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. 3. To approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers; Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 5 3 8 3 6 1 03M6BC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4. 2022 Annual Meeting Proxy Card1234 5678 9012 345

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Palomar Holdings, Inc. Stockholders Thursday, May 26, 2022, 9:00 a.m. PT Corporate Headquarters 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice, proxy statement, and 2021 annual report is available at: www.investorvote.com/PLMR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2022 Mac Armstrong is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2022 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 26, 2022 or at any postponement or adjournment thereof. For the proposals on the reverse side, the Board of Directors recommends that you vote "For" the proposals identified in items 1, 2, 3 and 4. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: "For" the election of the Class III directors listed in Item 1 and "For" the proposals listed in items 2, 3 and 4 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Palomar Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PLMR